Exhibit 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE

PolyOne Announces Pricing of

$650 Million 5.75% Senior Notes due 2025

CLEVELAND – April 29, 2020 – PolyOne Corporation (NYSE: POL) today announced the pricing of its previously announced offering of $650 million in aggregate principal amount of senior notes due 2025 (the “notes”) in an offering exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The notes will bear interest at an annual rate of 5.75% and will be issued at a price of 100% of their principal amount. The closing of the notes offering is expected to occur on May 13, 2020, subject to customary closing conditions.

PolyOne intends to use the net proceeds from the offering to finance, in part, its pending acquisitions of Clariant AG’s global masterbatch business (the “Clariant masterbatch acquisition”) and Clariant Chemicals (India) Limited’s masterbatch business (collectively, the “acquisitions”). The net proceeds will also fund, in part, the payment of expenses related to the acquisitions. The closing of the offering is expected to occur prior to, and is not conditioned upon, the consummation of either of the acquisitions. The notes will be subject to a “special mandatory redemption” in the event that (i) the Clariant masterbatch acquisition is not consummated on or prior to December 19, 2020 or (ii) if prior to December 19, 2020, the purchase agreement is terminated, other than in connection with the consummation of the Clariant masterbatch acquisition. If a special mandatory redemption event occurs, PolyOne will redeem all outstanding notes at the “special mandatory redemption price” equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to, but not including, the special mandatory redemption date.

The notes will be offered only to qualified institutional buyers under Rule 144A of the Securities Act, and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About PolyOne

PolyOne Corporation (NYSE: POL) is a premier provider of specialized polymer materials, services and sustainable solutions. The company adds value to global customers and improves sustainability through formulating specialty materials.

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: the time required to consummate the acquisitions; the satisfaction or waiver of conditions in the purchase agreements; any material adverse changes in Clariant’s masterbatch business; the ability to consummate the acquisitions; our ability to achieve the strategic and other objectives relating to the acquisitions, including any expected synergies; our ability to successfully integrate Clariant’s masterbatch business and achieve the expected results of the acquisitions, including, without limitation, the acquisitions being accretive; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; the current and potential future impact of the COVID-19 pandemic on our business, results of operations, financial position or cash flows; changes in polymer consumption growth rates and laws and regulations regarding plastics in jurisdictions where we conduct business; fluctuations in raw material prices, quality and supply, and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve the anticipated financial benefit from initiatives related to acquisition and integration, working capital reductions, costs reductions and employee productivity goals; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; information systems failures and cyberattacks; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

Investor Relations Contact:

Joe Di Salvo

Vice President, Treasurer and Investor Relations

PolyOne Corporation

+1 440-930-1921

giuseppe.disalvo@polyone.com

Media Contact:

Kyle G. Rose

Vice President, Corporate Communications

PolyOne Corporation

+1 440-930-3162

kyle.rose@polyone.com